SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ________________

                                    FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 29, 2001

                           Curtiss-Wright Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




        Delaware                     1-134                     13-0612970
(State or Other Jurisdiction    (Commission File             (IRS Employer
   of Incorporation)                Number)               Identification No.)

  1200 Wall Street West
  Lyndhurst, New Jersey                                           07071
  ---------------------                                           -----
  Address of principal                                          (Zip Code)
   executive offices



Registrant's telephone number, including area code:  (201) 896-8400

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Item 5. Other Events.

     This Form 8-K/A is an ammendment to the Form 8-K, filed on December 3, 2001. The Form 8-K was inadvertently missing Exhibit 99 and the conformed signature on the signature page.

     On November 29, 2001, Curtiss-Wright Corporation ("Curtiss-Wright") consummated a recapitalization (the "Recapitalization") of its outstanding common stock, par value $1 per share (the "Common Stock"), involving the creation of a new Class B common stock, par value $1 per share (the "Class B Common Stock"). Prior to the Recapitalization, Unitrin, Inc., a Delaware corporation ("Unitrin"), was the beneficial owner of 4,382,400 shares of Common Stock. As part of the Recapitalization, and in order to meet certain tax requirements, the 4,382,400 shares of Common Stock held by Unitrin were exchanged for 4,382,400 shares of Class B Common Stock. Immediately after the consummation of the Recapitalization, Unitrin distributed the shares of Class B Common Stock to its stockholders. The holders of the Class B Common Stock are entitled to elect at least 80% of the Board of Directors. The holders of the Common Stock are entitled to elect up to 20% of the Board of Directors of Curtiss-Wright. The existing Curtiss-Wright Board of Directors will continue to serve in their current capacities.

     Also in connection with the Recapitalization, Curtiss-Wright amended its Restated Certificate of Incorporation to provide for, among other things, the elimination of the shareholders' ability to act by written consent or call a special meeting, and the requirement of a two-thirds vote of shareholders to amend certain provisions of the Restated Certificate of Incorporation.


Item 7.  Exhibits.

99.      Press Release dated November 29, 2001.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                CURTISS-WRIGHT CORPORATION


DATED:  November 29, 2001                   By: /s/ Glenn E. Tynan
                                                ------------------
                                                Glenn E. Tynan
                                                Corporate Controller

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Exhibit Index

Exhibit           Description

99.               Press Release dated November 29, 2001.